UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2019

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 11, 2019, FactSet appointed Gregory T. Moskoff to assume the role as the Company’s Senior Vice President, Controller and Principal Accounting Officer.  Mr. Moskoff will report directly to Helen L. Shan, FactSet’s Executive Vice President and Chief Financial Officer. Mr. Moskoff succeeds Brian G. Daly, Senior Vice President, Finance (who previously assumed the position of Principal Accounting Officer in an interim capacity).  Mr. Daly has been an employee of FactSet since 2017 and will continue to serve as Senior Vice President, Finance.

Prior to this appointment as FactSet’s Principal Accounting Officer, Mr. Moskoff, age 48, joined FactSet in June 2019 as Senior Vice President, Controller.  Before joining FactSet, Mr. Moskoff worked at Terex Corporation serving as both the Director of Internal Audit from March 2019 through June 2019 and the Director of Corporate Accounting and Finance from May 2010 through February 2019.  Mr. Moskoff received a Bachelor of Science in Business Administration from Georgetown University and is a Certified Public Accountant.

Mr. Moskoff does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.  The Company has no formal employment agreement with Mr. Moskoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: July 11, 2019	By:	/s/ HELEN L. SHAN
Helen L. Shan
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)